Exhibit 10.10

STOCK GRANT AGREEMENT

This agreement (the “Agreement”) is entered into as of July 9, 2021, by and between Parsec Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and each of undersigned officers and directors (each a “Recipient”) of Parsec Capital Acquisitions Company (the “Company”).

WHEREAS, in order to induce the Recipients to serve as a director of and promote the best interests of the Company and on the terms and subject to the conditions set forth in this Agreement, the Sponsor wishes to transfer, assign and sell shares of Class B common stock, $0.0001 par value per share (the “Shares”), of the Company to the Recipients, in such amounts and as set forth on Schedule A, and the Recipients individually agree to purchase such Shares and be bound by the terms of this Agreement and the certificate of incorporation of the Company (as amended and restated from time to time).

WHEREAS, The Sponsor has agreed to purchase an aggregate of 3,250,000 warrants (the “Placement Warrants”), at a price of $1.00 per Placement Warrant. The Sponsor has agreed to transfer to the Recipients, free of charge, the amount of such Placement Warrants as set forth next to such Recipients name in Schedule A, and the Recipients individually agree to accept such Placement Warrants and be bound by the terms of this Agreement and the certificate of incorporation of the Company (as amended and restated from time to time).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Purchase and Vesting of Securities. The Sponsor hereby transfers, assigns and sells the Shares to the Recipients, in the amounts set forth on Schedule A (the “Transferred Shares”). Each Recipient has paid the price per share as set forth on Schedule A (the “Per Share Purchase Price”), in consideration of his or her purchase. On the date hereof, the Company shall update the register of members of the Company to reflect the transfer of the Transferred Shares to the Recipients, making any further appropriate notations on its books and records to reflect the Recipients’ ownership of the Transferred Shares. The Transferred Shares shall vest upon the Company consummating an initial business combination (the “Vesting Date”). In the event one of the Recipients resigns, is removed from office or otherwise ceases his or her directorship with the Company prior to the Vesting Date, the Sponsor shall have the option to purchase back all or some of such Recipient’s Transferred Shares at the Per Share Purchase Price. Upon exercise of such option by the Sponsor, such Recipient hereby agrees to provide and execute all necessary documentation and take all necessary actions to effectuate the transfer of his or her portion of Transferred Shares back to the Sponsor and in furtherance of the foregoing option, such Recipient grants to the Sponsor an irrevocable power of attorney to effectuate the transfer of his or her portion Transferred Shares back to the Sponsor, which power of attorney is coupled with an interest. Such option will expire upon the Vesting Date.

Section 2. Transfer of Placement Warrants. The Sponsor has agreed to purchase an aggregate of 3,250,000 Placement Warrants, at a price of $1.00 per Placement Warrant. The Sponsor has agreed to transfer to the Recipients, free of charge, the amount of such Placement Warrants as set forth next to such Recipients name in Schedule A. The Placement Agent Warrants will be transferred in accordance with Schedule A upon the Placement Warrants being issued to the Sponsor. In the event one of the Recipients resigns, is removed from office or otherwise ceases his or her directorship with the Company prior to the transfer of the Placement Warrants from the Sponsor to the Recipients, it is agreed that such Recipient shall surrender his or her right to receive the Placement Warrants he or she would have been otherwise entitled to.

[Signature Pages Follow]

PARSEC ACQUISITION SPONSOR LLC

By:	/s/ Brue Bent
Name:	Bruce Bent
Title:

RECEPIENTS

By:	/s/ Patricia Trompeter
Patricia Trompeter

By:	/s/ Paul Haber
Paul Haber

By:	/s/ Edmund Moy
Edmund Moy

By:	/s/ William Readdy
William Readdy

By:	/s/ Alec Burger
Alec Burger

By:	/s/ Daniel Elwell
Daniel Elwell

Schedule A

Name	Title	Number of Transferred Shares	Per Share Purchase Price	Placement Warrants
Patricia Trompeter	Chief Executive Officer and Chairman	60,000	$0.017	36,000
Paul Haber	Chief Financial Officer and Director	40,000	$0.017	24,000
Edmund Moy	Director	37,500	$0.017	22,500
William Readdy	Director	37,500	$0.017	22,500
Alec Burger	Director	37,500	$0.017	22,500
Daniel Elwell	Director	37,500	$0.017	22,500